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Contact:  Richard Nota
WRC Media Inc.
212-768-1150
Fax 212-768-1887
rnota@wrcmedia.com
www.wrcmedia.com

          WRC Media Announces Executive Changes and New Operating Unit Changes Respond to New Opportunities to Extend Market Position

New York, October 15, 2003. New executive appointments and the creation of a new operating unit, WRC Consumer and Sponsored Publishing, were announced today.

Martin E. Kenney, Chief Executive Officer said, "Our customers, K-12 schools and libraries nationwide, are facing unprecedented challenges and an uncertain environment. While educators are being held accountable for ever-increasing standards of learning for all children, as required by the No Child Left Behind legislation, falling tax revenues and competing spending priorities have put enormous pressure on state and local budgets. Yet, with such challenges come powerful opportunities for innovation and growth."

Mr. Kenney continued, "This challenging environment requires new flexibility, a different operating infrastructure, and better internal communications and cooperation. Today we are responding to these unprecedented challenges and opportunities with a new executive organization designed to work with you to build on our considerable talent, market position, and vast potential to fulfill our commitment to investors, customers, and employees. We are pleased to announce the formation of a new operating unit, WRC Consumer and Sponsored Publishing. This new operating group will allow us to adapt and focus on our many brand and market opportunities, consistent with our heritage, creating new, accelerated growth in educational publishing and media.

"The mission of WRC Consumer and Sponsored Publishing is to continue to grow WRC Media sales. It will mine the value of our brands and grow our consumer business through alternative outlets and alliances as we have done with our successful program with QVC. Through your imaginative and creative efforts this success will be repeated."

In addition, the following appointments are effective immediately.

Richard Nota, vice president of finance. Mr. Nota will have overall financial management responsibilities including finance and accounting, and investor relations.

Rajeev Puri, president of CompassLearning. Prior to this appointment, Mr. Puri served as general manager of CompassLearning, and led business development, and served as chief technology officer of WRC Media. He successfully integrated the web-delivered assets of ChildU into a vibrant, new, product line, CompassLearning Odyssey(R), and will continue to identify and implement other opportunities.

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October 15 2003                                                          page 2


Robert J. Jackson, president of World Almanac Education Group. Mr. Jackson will be charged with identifying growth and profit opportunities for all WAEG assets including World Almanac Education Library Services, Facts On File, and Gareth Stevens.

Peter Esposito, president of WRC Consumer and Sponsored Publishing and executive vice president of marketing and sales for WRC Media. Mr. Esposito will be responsible for the development of new markets and sales channels for all of WRC Media.

Emily Swenson, president, Weekly Reader. Ms. Swenson, previously an executive of Children's Television Workshop (CTW), best known as the producers of Sesame Street, where she served as executive vice president and chief operating officer. She will continue to develop value from our Weekly Reader subscriber base, grow circulation, and expand its reach through new publications and media partnerships.

Kevin Brueggeman, president of American Guidance Service. Prior to joining AGS, Mr. Brueggeman was President and Chief Operating Officer of Experior Assessments, an examination and licensing service. He will continue to develop the established base of business and deep customer loyalty of AGS.

Robert Evanson will join WRC Media in an advisory capacity to examine our financial, reporting, investments, and operating infrastructure. For over twenty-five years, Mr. Evanson has distinguished himself as an industry leader serving in senior positions including CFO at Harcourt and CEO of McGraw-Hill Education and Professional Publishing.

Michael Carroll will serve as an advisor to WRC Media in developing a strong, responsive human resources function that encourages innovation with accountability. Mr. Carroll has extensive experience in human resources in publishing, having held senior positions at Disney, Rodale Press and Simon & Schuster.

Robert Lynch, executive vice president, chief operating officer, and director, has resigned.

Mr. Kenney concluded, "We are committed to continued market leadership and delivering on our promise and our potential. While the environment in which we are operating is unprecedented, we have assembled and redeployed our exceptional leadership and augmented it with seasoned, industry and functional experts, to meet the challenge. I am confident that the newly assembled executive committee will serve our customers and employees well. I know, as I have always known, I can count on your support to continue our core mission of developing exemplary multiple media educational products and services that produce measurable gains for learners everywhere."

                                     * * * *

 Information in this press release contains forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.